ONE PRICE CLOTHING STORES AND SUBSIDIARIES

         EXHIBIT 23(b)-CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the One Price Clothing Stores, Inc. Stock Option Agreement of our report dated March 17, 1999 (March 31, 1999 - as to Note B) with respect to the consolidated financial statements and schedule of One Price Clothing Stores, Inc. and subsidiaries in the Annual Report for the fiscal year ended January 30, 1999 on Form 10-K.




         DELOITTE & TOUCHE LLP
         Greenville, South Carolina
         September 2, 1999